UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 23, 2006

Date of Report (date of earliest event reported)

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road
Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 23, 2006, the Compensation Committee of the Board of Directors of Synopsys, Inc. (the “Company”) approved the following actions:

Amendment to Employee Stock Purchase Plan.  The Committee approved an amendment to the  Synopsys, Inc. Employee Stock Purchase Plan (“ESPP”) and International Employee Stock Purchase Plan (“IESPP”) in order to prohibit participants from increasing their payroll contribution percentage during a pending six-month purchase period, effective during the current purchase period ending on August 31, 2006.  Copies of the ESPP and IESPP, each as amended, are attached hereto as Exhibit 10.16 and 10.17, respectively.

Approval of Executive Change of Control Severance Benefit Plan.  The Committee approved the Synopsys, Inc. Executive Change of Control Severance Benefit Plan (the “Change of Control Plan”) in order to provide certain benefits to executive officers of the Company in the event of a qualifying termination of employment following a change of control transaction involving the Company. A copy of the form of the Plan is attached hereto as Exhibit 10.36.

Amendment to Employment Agreements with the  Chief Executive Officer and President.  The Committee approved an amendment to the Employment Agreements with the Company’s Chairman and Chief Executive Officer, and President and Chief Operating Officer dated October 1, 1997 (the “Amendment”) in order to (i) provide that such individuals are not eligible to participate in the Change of Control Plan, (ii) add a provision designed to avoid additional tax being imposed on the employee as a result of the adoption of Section 409A of the Internal Revenue Code, (iii) add a provision designed to mitigate the impact of certain excise taxes that could be payable by the employee under the agreement and (iv) make certain other minor changes. A copy of the form of Amendment is attached hereto as Exhibit 10.37.

Approval of Principal Terms of Executive Incentive Plan. The Committee approved the principal terms of the Executive Incentive Plan (“EIP”) for fiscal 2006. The EIP sets out the aggregate annual bonus pool and funding mechanism for all executive officers’ target variable compensation, excluding the Company’s Senior Vice President of Worldwide Sales and Senior Vice President of Worldwide Application Services, for whom the Committee approved individual compensation plans. The Company must achieve at least 90% in aggregate of the financial and business targets set by the Committee in order for the target bonus pool amount to be funded at the 50% level. The upside potential for the total bonus pool is 150% of the target bonus pool. Individual executive officer bonuses are determined by the Compensation Committee after the end of the fiscal year.

Approval of Individual Compensation Plan for the Principal Sales Officer.  The Committee adopted the FY 2006 Individual Compensation Plan for the Principal Sales Officer (the “Compensation Plan”) under which the Company’s Senior Vice President of Worldwide Sales is eligible to receive a cash bonus based upon achievement of specified financial targets.  Approximately 70% of the target bonus is based on quantitative criteria, including bookings, revenue and deferred revenue, and the remaining 30% of the target bonus is based on a qualitative assessment of the executive’s performance during the year.  A copy of the form of Compensation Plan is attached hereto as Exhibit 10.38.

On March 24, 2006, the Board of Directors of the Company approved an amendment to the Company’s 2005 Non-Employee Directors Equity Incentive Plan (the “Directors Plan”) in order to clarify that an election to receive restricted stock or a stock option as an annual award under the Directors Plan shall continue with respect to future annual awards under the Directors Plan until and unless changed by the Board prior to December 31 of a given year. A copy of the Directors Plan, as amended, is attached hereto as Exhibit 10.31.

 Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.16	Employee Stock Purchase Plan, as amended (1)

10.17	International Employee Stock Purchase Plan, as amended (1)

10.20	Form of Executive Employment Agreement dated October 1, 1997 (1)(2)

10.31	2005 Non-Employee Directors Equity Incentive Plan, as amended (1)

10.36	Form of Executive Change of Control Severance Benefit Plan (1)

10.37	Form of First Amendment to the Employment Agreements with the Chairman and Chief Executive Officer, and President and Chief Operating Officer (1)

10.38	Form of FY06 Individual Compensation Plan (1)

(1)                                  Compensatory plan or agreement in which an executive officer or director participates.

(2)                                  Incorporated by reference from exhibit to the Company’s Quarterly Report on Form 10-Q (Commission File No. 000-19807) for the quarterly period ended January 3, 1998.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2006	SYNOPSYS, INC.

/s/ Geoffrey E. Sloma
	Name:	Geoffrey E. Sloma
	Title:	Vice President, Corporate Controller and Treasurer

Exhibit Index

Exhibit Number	Description
10.16	Employee Stock Purchase Plan, as amended (1)

10.17	International Employee Stock Purchase Plan, as amended (1)

10.20	Form of Executive Employment Agreement dated October 1, 1997 (1)(2)

10.31	2005 Non-Employee Directors Equity Incentive Plan, as amended (1)

10.36	Form of Executive Change of Control Severance Benefit Plan (1)

10.37	Form of First Amendment to the Employment Agreements with the Chairman and Chief Executive Officer, and President and Chief Operating Officer (1)

10.38	Form of FY06 Individual Compensation Plan (1)

(1)                                  Compensatory plan or agreement in which an executive officer or director participates.

(2)                                  Incorporated by reference from exhibit to the Company’s Quarterly Report on Form 10-Q (Commission File No. 000-19807) for the quarterly period ended January 3, 1998.